UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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BIG LOTS, INC.
(Name of Registrant as Specified in Its Charter)

MACELLUM OPPORTUNITY FUND LP

MACELLUM MANAGEMENT, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

ANCORA MERLIN INSTITUTIONAL LP

ANCORA MERLIN, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA CATALYST SPV I LP

ANCORA CATALYST SPV I SPC LTD

ANCORA ADVISORS, LLC

FREDERICK DISANTO

THERESA R. BACKES

SUZANNE BISZANTZ

ANDREW C. CLARKE

LYNNE COTÉ

STEVEN S. FISHMAN

AARON GOLDSTEIN

JEREMY I. LIEBOWITZ

CYNTHIA S. MURRAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Advisors GP, LLC and Ancora Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), intend to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2020 annual meeting of shareholders of Big Lots, Inc., an Ohio corporation (the “Company”).

On April 9, 2020, the Participants issued the following press release:

INVESTOR GROUP RESPONDS TO SALE/LEASEBACK TRANSACTION ANNOUNCED BY BIG LOTS

NEW YORK, April 9, 2020 /PRNewswire/ - Macellum Advisors GP, LLC (together with its affiliates, “Macellum”) and Ancora Advisors, LLC (together with its affiliates, “Ancora” and, together with Macellum, the “Investor Group”), who own in the aggregate approximately 11.5% of the outstanding shares of Big Lots, Inc. (“Big Lots” or the “Company”)(NYSE:BIG), today issued the following statement in response to the announcement made yesterday by the Company that it had entered into sale and leaseback agreements with affiliates of Oak Street Real Estate Capital, LLC (“Oak Street”) relating to the Company’s distribution centers in Columbus, OH, Durant, OK, Montgomery, AL, and Tremont, PA.

“While we are pleased to see the Company signed agreements with Oak Street to complete a sale leaseback transaction for four of its owned distribution centers for an aggregate purchase price of $725 million, the Investor Group is highly skeptical that the Company’s Board of Directors (the “Board”) would have been in a position to consider such a transaction at this time had it not been for the Investor Group’s vocal insistence and meaningful efforts to ensure such a buyer was still available.

Shareholders should not look at this transaction as evidence that the Board is now functioning well. The Investor Group believes that the Board must be evaluated on their full history of capital and value destruction up until this point. The Investor Group is aware that the Board rejected a similar sale leaseback transaction last year with a credible buyer. Had it not been for the threat of a proxy contest, the Investor Group believes the Board would have rejected entering into the sale leaseback transaction altogether.

The Investor Group further believes that there remains roughly $427 million (approx. $11 per share) more in real estate value that can also be monetized, which the Company has not disclosed to shareholders. Not including any further non-core asset monetization, and pro forma for this transaction, Big Lots is currently trading less than 1.2x EBITDA (assuming $52 million of incremental rent expense for the sale leaseback transaction), with a completely unlevered balance sheet and a significant net cash position. Big Lots also competes in one of the highest multiple components of retail (discount/closeout) and is one of the few retailers to have kept their doors open for business during the crisis. Despite these facts, the Investor Group views the absurdly low valuation of the shares as an indictment of the current Board, and the lack of faith the investment community has in the Board’s ability to effectively allocate capital.

Once the sale leaseback transaction is completed, the Investor Group does not believe that the current Board should be in charge of allocating the proceeds given its poor track record of capital allocation. The Investor Group believes that the Board must be immediately refreshed with highly qualified, stockholder-aligned directors who possess more relevant retail, operational and turnaround experience and who will be focused on developing a more disciplined capital-allocation approach, improved governance, and a renewed strategy for growth that can improve the Company’s valuation.”

The Investor Group has nominated nine highly qualified candidates for election to the Board and have consistently pushed the Board, both publicly and privately, to undertake a sale leaseback transaction for its real estate. The Investor Group encourages the Board to meaningfully engage with it to refresh the Board ahead of the 2020 annual meeting of shareholders.

About Macellum

Macellum Advisors GP, LLC, together with its affiliates (collectively, “Macellum”) have substantial experience investing in consumer and retail companies and assisting such companies in improving their long-term financial and stock price performance. Macellum’s historical investments include: Collective Brands, GIII Apparel Group, Hot Topic, Charming Shoppes and Warnaco, among other companies. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders, as we did with Perry Ellis. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change, including at The Children's Place Inc., Christopher & Banks Corporation, Citi Trends, Inc. and most recently at Bed Bath and Beyond Inc.

About Ancora Advisors

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns three separate and distinct SEC Registered Investment Advisers, Ancora Advisors, Inc., Ancora Family Wealth Advisors, LLC and Ancora Retirement Plan Advisors, Inc. and Inverness Securities LLC, a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), pooled investments (hedge funds/investment limited partnerships), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”) and Ancora Advisors, LLC, a Delaware limited liability company (“Ancora Advisors”) together with the participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of nine highly qualified director nominees at the 2020 annual meeting of shareholders of Big Lots, Inc., an Ohio corporation (the “Company”).

MACELLUM GP AND ANCORA ADVISORS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Macellum GP, Macellum Opportunity Fund LP, a Delaware limited partnership (“Macellum Opportunity”), Macellum Management, LP, a Delaware limited partnership (“Macellum Management”), Jonathan Duskin, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Merlin Institutional LP, a Delaware limited partnership (“Ancora Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Catalyst SPV I LP, a Delaware limited partnership (“Ancora SPV I”), Ancora Catalyst SPV I SPC Ltd, a Cayman Islands segregated portfolio company (“Ancora SPV I Ltd”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Frederick DiSanto, Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray.

As of the date of this press release, Macellum Opportunity directly beneficially owns 1,103,112 shares of common stock of the Company (“Common Stock”), including 250,000 shares underlying long call options and 1,000 shares held in record name. As the investment manager of Macellum Opportunity, Macellum Management may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. As the general partner of Macellum Opportunity and Macellum Management, Macellum GP may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 1,103,112 shares of Common Stock beneficially owned directly by Macellum Opportunity, including 250,000 shares underlying long call options. Ancora Catalyst Institutional directly beneficially owns 894,211 shares of Common Stock, including 177,600 shares underlying long call options and 1,000 shares held in record name, Ancora Catalyst directly beneficially owns 67,268 shares of Common Stock, including 12,800 shares underlying long call options, Ancora Merlin Institutional directly beneficially owns 1,000,514 shares of Common Stock, including 221,600 shares underlying long call options, Ancora Merlin directly beneficially owns 103,654 shares of Common Stock, including 22,000 shares underlying long call options, Ancora SPV 1 directly beneficially owns 712,156 shares of Common Stock, including 162,400 shares underlying long call options and Ancora SPV I Ltd directly beneficially owns 606,740 shares of Common Stock, including 153,600 shares underlying long call options. As the investment advisor to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora SPV I and Ancora SPV I Ltd, Ancora Advisors may be deemed to beneficially own the 894,211 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 177,600 shares underlying long call options, 67,268 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 12,800 shares underlying long call options, 1,000,514 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 221,600 shares underlying long call options, 103,654 shares of Common Stock beneficially owned directly by Ancora Merlin, including 22,000 shares underlying long call options, 712,156 shares of Common Stock beneficially owned directly by Ancora SPV I, including 162,400 shares underlying long call options, and 606,740 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 153,600 shares underlying long call options. As the Chairman and Chief Executive Officer of Ancora Advisors, Mr. DiSanto may be deemed to beneficially own the 894,211 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 177,600 shares underlying long call options, 67,268 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 12,800 shares underlying long call options, 1,000,514 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 221,600 shares underlying long call options, 103,654 shares of Common Stock beneficially owned directly by Ancora Merlin, including 22,000 shares underlying long call options, 712,156 shares of Common Stock beneficially owned directly by Ancora SPV I, including 162,400 shares underlying long call options, and 606,740 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 153,600 shares underlying long call options. As of the date hereof, none of Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz or Cynthia S. Murray own beneficially or of record any securities of the Company.

Investor contact:

Jonathan Duskin

Macellum Management, LP

(212) 956-3008

Jduskin@macellumcap.com

John Ferguson

Saratoga Proxy Consulting LLC

(212) 257-1311

Info@saratogaproxy.com

Source:

Macellum Advisors GP, LLC and Ancora Advisors, LLC